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                                                                   Exhibit 10s
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                           BELL ATLANTIC CORPORATION
                               BOARD OF DIRECTORS
                           HUMAN RESOURCES COMMITTEE

                                JANUARY 24, 1994

                      Special Award:  Iusacell Investment
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WHEREAS, in light of the potential value and growth opportunities afforded to the business as a result of the recently concluded investment in Grupo Iusacell, S.A. de C.V. ("Iusacell"), this Committee wishes to provide recognition to Lawrence T. Babbio, Jr., who, as Chairman, President and Chief Executive Officer of Bell Atlantic Enterprises International, Inc. was instrumental to that business development, and to provide additional incentives to that officer conditioned on an initial public offering of Iusacell securities and growth in the value of said securities;

RESOLVED, that this Committee hereby grants to said officer a number of nonqualified stock options ("Options") to purchase American Depositary Receipts ("ADRs") representing a number of Series L shares of common stock of Iusacell ("Shares"), in the amount presented to this meeting; provided, however, that the number of Options, and the exercise price stated in paragraph "1" of these resolutions, shall be adjusted to reflect splits and reverse splits in the Shares from time to time, and to reflect the number of Shares corresponding to one ADR; and it is

FURTHER RESOLVED, that the Options shall be subject to certain terms and conditions, which are to be stated in detail in a Stock Option Agreement between the Corporation and the optionee, and which shall include the following principles:

     1. The exercise price for each Option shall be equal to the cost per Iusacell share to Bell Atlantic, which is US$25.296 per Share, prior to adjustment in the manner previously described in these resolutions.

     2. The Options shall be exercisable exclusively in cash, and the optionee shall therefore not be entitled to receive reload options upon exercising the Options.

     3. The term of the Options shall be 10 years, except to the extent the Options are canceled earlier upon a termination of the optionee's employment for any reason other than retirement, disability or death.

     4. Unless the Options expire or are canceled earlier, as described in paragraph "3", Options shall first become exercisable as follows:
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          a. as to half of the optionee's Options, the first date on which the
     ADRs have traded for 30 successive trading days on a major US stock exchange at or above 125% of the Option exercise price (after adjustment
                          ----
     for splits and conversion to ADRs); and

          b. as to the other half of the optionee's Options, the first date on which the ADRs have traded for 30 successive trading days on a major US stock exchange at or above 150% of
                                                           ----
     the Option exercise price (after adjustment for splits and conversion to ADRs).

     5. The optionee's "retirement" or termination of employment on account of "disability" (as those terms are defined in the Stock Option Plan) shall not, in and of itself, cause the cancellation or early expiration of the Options, nor shall it accelerate the date or which any Option may be exercised. The optionee's Options shall expire not later than the first anniversary of the date of the optionee's death, whether or not any or all of the Options shall have become exercisable on or before said anniversary date.

FURTHER RESOLVED, that the Assistant Vice President - Compensation and Benefits is hereby authorized, with the advice and assistance of counsel, to take such further action as he deems necessary or appropriate to implement these resolutions, including, without limitation, to prepare and enter into the Stock Option Agreement contemplated by these resolutions.